As filed with the Securities and Exchange Commission on September 28, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8737688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven L. Fasman, Esq.

Executive Vice President, Chief Administrative Officer, Interim General Counsel and Secretary

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brad Goldberg

Richard Segal

Jean Park

Cooley LLP

55 Hudson Yards

New York, New York 10001

Telephone: (212) 479-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance, and sale by us of an indeterminate number of shares of either our common stock or our preferred stock and/or an indeterminate amount of debt securities from time to time in one or more offerings; and

•	a prospectus to be used for the offering and sale by the selling stockholders from time to time in one or more offerings of up to 4,330,462 shares of our common stock.

The primary offering base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the primary offering base prospectus will be specified in a prospectus supplement to the primary offering base prospectus. The secondary offering prospectus immediately follows the primary offering base prospectus. When the selling stockholders sell securities under the secondary offering prospectus, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of that offering.

Prospectus

Catalent, Inc.

Common Stock

Preferred Stock

Debt Securities

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon conversion of debt securities.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any document we incorporate by reference, before buying any of the securities being offered.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CTLT.” Unless stated otherwise in a prospectus supplement or a free writing prospectus, none of the preferred stock or debt securities offered hereby will be listed on any securities exchange.

Investing in our common stock, preferred stock or debt securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement before investing in our common stock, preferred stock or debt securities.

This prospectus may not be used to sell shares of our common stock, preferred stock or debt securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any document we incorporate by reference, before you invest in our common stock, preferred stock or debt securities.

We may sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agent, underwriter or dealer is involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agent, underwriter or dealer and any applicable fee, commission, discount or option to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 28, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell shares of our common stock, preferred stock or debt securities, either individually or in combination with other securities, in one or more offerings or resales. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the shares of our common stock, preferred stock and debt securities that we may offer.

Each time we sell shares of our common stock, preferred stock or debt securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock, preferred stock or debt securities being offered, including the prices and our net proceeds from the sales of those shares of common stock, preferred stock or debt securities. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed to be incorporated by reference in this prospectus before making an investment in our common stock, preferred stock or debt securities. See “Information Incorporated by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed to be incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information that is not contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Except where the context requires otherwise, references in this prospectus to “Catalent,” the “Company,” “we,” “us,” and “our” refer to Catalent, Inc., together with its consolidated subsidiaries. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2022,” which refers to our fiscal year ended June 30, 2022. We refer in this prospectus to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 as our “2022 Form 10-K.”

ii

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement (including the information incorporated or deemed to be incorporated by reference herein and therein) and any free writing prospectus that we may provide to you in connection with an offering of our common stock, preferred stock or debt securities contain forward-looking statements that reflect our current views with respect to, among other things, the markets in which we operate and our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “forward,” “sustain” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the heading “Risk Factors” in our 2022 Form 10-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included, incorporated by reference or deemed to be incorporated by reference in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

iii

TRADEMARKS AND SERVICE MARKS

We have United States (“U.S.”) or foreign registrations for the following marks, among others: Bettera®, Catalent®, Clinicopia®, CosmoPod®, Easyburst®, FastChain®, FlexDirect®, Follow the Molecule®, Galacorin®, GPEx®, GPEx® Boost, GPEx® Lightning, Graphicaps®, Liqui-Gels®, Manufacturing Miracles®, Micron Technologies®, OmegaZero®, OneBio®, OneXpres Solution®, OptiDose®, OptiForm®, OptiGel®, OptiGel® Bio, OptiGel® DR, OptiMelt®, OptiShell®, PEEL-ID®, Pharmatek®, RP Scherer®, Savorgel®, Scherer®, SMARTag®, Softdrop®, Staby®, StabyExpress®, SupplyFlex®, Vegicaps®, Zydis®, and Zydis Ultra®. This Annual Report also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. We use certain other trademarks and service marks, including, FlexDose™, Catalent Xpress Pharmaceutics™, OptiPact™, StartScore™ and Uptempo Virtuoso™ and on an unregistered basis in the U.S. and abroad.

Solely for convenience, the trademarks, service marks and trade names identified in or incorporated by reference in this prospectus may appear without the ®, SM and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

iv

OUR COMPANY

We are the global leader in enabling biopharma, cell, gene, and consumer health partners to optimize development, launch, and supply of better patient treatments across multiple modalities. With over 88 years serving the industry, our extensive capabilities, growth-enabling capacity, and deep expertise in product development, regulatory compliance, and clinical trial and commercial supply, can help our customers take products to market faster, including more than half of new drug products approved by the U.S. Food and Drug Administration in the last decade. We employ more than 18,000 people at more than 50 facilities across four continents, and in fiscal 2022 generated $4.8 billion in annual revenue.

For a description of our business, financial condition, results of operations, and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Catalent, Inc. is a Delaware corporation. Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey 08873, and our telephone number is (732) 537-6200. We maintain a website at www.catalent.com. The information contained on or accessible through our website neither constitutes part of this prospectus nor is incorporated by reference in this prospectus.

RISK FACTORS

Investing in our common stock, preferred stock or debt securities involves risks. You should carefully consider the risks and uncertainties discussed in our 2022 Form 10-K, which is incorporated by reference in this prospectus, under the caption “Risk Factors,” as well as other risks and uncertainties discussed under this caption or any similar caption in the other documents that we file with the SEC on or after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock, preferred stock or debt securities pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our common stock, preferred stock or debt securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the sale of shares of our common stock, preferred stock or debt securities by us will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our fourth amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our bylaws, both of which are filed as exhibits to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

As of August 25, 2022, there were approximately 180 million shares of our common stock and no share of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of shares of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to any further call or assessment by us. There is no redemption or sinking fund provision applicable to the common stock. All issued shares of our common stock are fully paid and non-assessable. The rights, powers, preferences, and privileges of holders of shares of our common stock may be affected by any holders of any series of our preferred stock or other series or class of stock we may authorize and issue in the future.

Preferred Stock

In General

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including, without limitation, convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the powers, including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions, of that series, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series A Preferred Stock

In May 2019, we filed with the Secretary of State of the State of Delaware a certificate of designation of preferences, rights and limitations, which designated 1,000,000 shares of our preferred stock as our Series A Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Stock”) and established the preferences, rights, and limitations of the Series A Preferred Stock, and then issued 650,000 shares of our Series A Preferred Stock. In November 2020 and November 2021, the holders of the Series A Preferred Stock converted all outstanding shares of Series A Preferred Stock, resulting in the issuance of 13,209,834 shares of our common stock. Following the conversions, no share of the Series A Preferred Stock remained outstanding, and we re-assigned all of the authorized shares of Series A Preferred Stock as undesignated shares of preferred stock.

Additionally, in May 2019, in connection with the issuance of the Series A Preferred Stock, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with Leonard Green & Partners, L.P. (the “Leonard Green Investors”), granting certain rights in respect of the common stock issued upon conversion of Series A Preferred Stock. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, for so long as the shares of common stock issued upon conversion of Series A Preferred Stock have an aggregate value of at least $250 million, the holders of those shares (the “Relevant Holders”) have the right to designate one nominee for election to our board of directors and certain customary access and information rights. Since 2019, the Leonard Green Investors have nominated Mr. Peter Zippelius as their designated director, and he has served on our board of directors since 2019. As of September 6, 2022 (the record date of our 2022 annual meeting of shareholders), the Leonard Green Investors continued to hold shares of common stock converted from the Series A Preferred Stock having an aggregate value in excess of $250 million.

For so long as the Relevant Holders are entitled to designate a nominee to our board of directors, such Relevant Holders are generally required to vote in the manner recommended by our board of directors in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the date on which they are no longer entitled to designate a nominee to our board of directors.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, we must provide certain customary registration rights with respect to the shares of common stock issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of all assets minus the fair value of all liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, including in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factor our board of directors may consider relevant.

We have no current plan to pay a dividend on our common stock. Because we are a holding company with no revenue-generating capability, we will only be able to pay any dividend with funds we receive from our subsidiaries. Our ability to receive capital from our subsidiaries to pay dividends is currently limited by covenants in the agreements governing our existing indebtedness and may be further limited by the agreement governing any additional indebtedness we may incur.

Annual Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation, Our Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, our bylaws and the DGCL contain provisions, summarized in the following paragraphs, that may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other mechanism that a stockholder might consider in its best interest, including those mechanisms that might result in a premium over the prevailing market price for the outstanding shares of our stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. We may issue additional shares in the future, including through future public offerings, for a variety of corporate purposes, including to facilitate acquisitions of new businesses or individual assets, build new or expand existing facilities, compensate our employees or repay indebtedness.

The terms of any series of preferred stock that our board of directors may issue may have the effect of discouraging, delaying or preventing a change of control of the Company or the removal of our management.

One of the effects of the existence of unissued and unreserved, but authorized, stock may be to enable our board of directors to issue shares to persons sympathetic to the goals of current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

Composition of Our Board of Directors; Size of Our Board of Directors

Our Certificate of Incorporation provides that our board of directors shall be elected at any annual or special meeting of stockholders to hold office for a term expiring at the next succeeding annual meeting of stockholders. The term of each director shall continue until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or, if earlier, such director’s death, resignation, retirement, disqualification or removal from office. Our Certificate of Incorporation and bylaws provide that, subject to any right of any holder of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this provision of our Certificate of Incorporation only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Our Certificate of Incorporation provides that, notwithstanding any other provision to the contrary, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote thereon that are not held by any “interested stockholder”, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the foregoing “business combinations” provisions.

Under certain circumstances, these provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in a company’s certificate of incorporation, directors serving on a non-classified board may be removed with or without cause, in each case by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors. Our Certificate of Incorporation provides that any or all directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed with or without cause upon the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy on our board of directors (whether by death, resignation, retirement, disqualification, disability, removal or other cause) will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Further, in the event of the death, resignation, retirement, disqualification, disability or removal of a director designated by the holders of shares of common stock issued upon conversion of Series A Preferred Stock, as summarized in “—Preferred Stock—Stockholders’ Agreement,” the holders of the issued and outstanding shares of common stock issued upon conversion of Series A Preferred Stock may designate a replacement designee to fill the resulting vacancy. Other than for cause, a director designated by the holders of shares of our common stock issued upon conversion of Series A Preferred Stock may not be removed by our board of directors or holders of our common stock without the prior written consent of the holders of the issued and outstanding shares common stock issued upon conversion of Series A Preferred Stock voting separately as a class.

No Cumulative Voting

Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, in uncontested elections, a majority of the voting power of our stock will be able to elect all of our directors as to which our common stockholders are entitled to vote. In contested elections, our bylaws provide that the nominees, not exceeding the authorized number fixed by our board of directors, who receive the greatest number of votes will be elected.

Special Stockholder Meetings

Our bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called, for any purpose or purposes, only (1) by or at the direction of the board of directors or the chair of the board of directors, or (2) by the secretary upon written request to the secretary of one or more record holders of our shares of capital stock (or, if a record holder of our shares of capital stock holds such shares on behalf of one or more beneficial owners, such beneficial owner(s)) representing not less than forty percent (40%) of the voting power of the issued and outstanding shares of our capital stock. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be brought before a stockholders’ meeting, a stockholder will have to comply with these notice procedures and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices neither less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of such meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

In addition to the director nomination provisions summarized above, our bylaws contain a “proxy access” provision that allows any stockholder or group of up to twenty stockholders owning, continuously for at least three years, shares representing at least 3% of our outstanding stock entitled to vote in the election of directors to nominate and include, in our proxy materials for an annual meeting of stockholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on our board of directors (subject to certain limitations set forth in our bylaws). Each of our board of directors (or a committee of our board of directors or any officer designated by our board of directors or a committee of the board of directors) (prior to each annual meeting of stockholders) and the chair of any annual meeting of stockholders shall have the power to determine whether a director nominee has been nominated by a stockholder in accordance with the requirements of the proxy access provision. A stockholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date we mailed our proxy materials for the prior year’s annual meeting of stockholders.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation.

Amending Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Certificate of Incorporation. Any amendment, alteration, change, addition or repeal of our bylaws by our stockholders requires the affirmative vote of a majority in voting power of all the then-outstanding shares of our stock entitled vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, (1) the federal courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our bylaws, (iv) action relating to the interpretation, application, enforcement or validity of our Certificate of Incorporation or the bylaws or (v) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our Company shall be deemed to have notice of and provided consent to the forum provisions in our Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL or other Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by Delaware law. We also are expressly authorized to, and do, carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders (net of any increase in premium for directors’ and officers’ liability insurance resulting from a claim). In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CTLT.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”). We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenant or other provision designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantee;

•	whether or not the debt securities will be secured or unsecured, and the terms of any such security;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal income tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any term that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest. We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions, including directly to one or more purchasers;

•	through the creation or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the securities;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through agents; or

•	through a combination of any of the above or by any other legally available means.

We may also engage in “at the market” offerings to or through a market maker or into an existing trading market, a securities exchange or other medium of exchange. We may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commission to be paid for solicitation of these contracts.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriter, broker-dealer or agent and the amounts of securities underwritten or purchased by each of them;

•

any public offering price, the purchase price of the securities, the proceeds to us and any underwriting discount, commission, fee or other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer;

•	any delayed delivery arrangement;

•	any option under which any underwriter may purchase additional securities from us; and

•	any securities exchange or market on which the securities may be listed or traded.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters or commissions from the purchasers for whom they may act as agent. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

We may sell the securities covered by this prospectus to broker-dealers as principals. We may negotiate and pay discounts, commissions or concessions for their services. The broker-dealer may then resell such securities to the public either at varying prices to be determined by the broker-dealer or at a fixed offering price agreed to with us at the time of resale. Broker-dealers engaged by us may allow other dealers to participate in resales.

We may sell the securities covered by this prospectus through agents from time to time. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We may sell the securities covered by this prospectus directly to purchasers. In this case, we may not engage underwriters, broker-dealers or agents in the offer and sale of such securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” as defined in the Securities Act. Any commission or fee paid or any discount or concession allowed to any such person, and any profit such person may receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Any offering price and any underwriting discount or commission or agency fee and other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer may be changed from time to time.

We and any other person participating in the distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by us and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In connection with an offering, certain persons participating in the offering, including without limitation underwriters or agents, may purchase and sell securities in the open market. These transactions may include stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions, which consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, may include making short sales, which involves the sale by the underwriters or agents of a greater number of securities than they are required to purchase, and purchasing securities on the open market to cover positions created by short sales. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, if any, in the over-the-counter market or otherwise.

Our common stock is listed on the NSYE under the symbol “CTLT.” Any share of preferred stock or debt securities may or may not be listed on a national securities exchange, and any such listing, if pursued, will be described in any applicable prospectus supplement or free writing prospectus. Any underwriter to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Underwriters, broker-dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to any payment that the underwriters, broker-dealers or agents may be required to make in respect thereof.

Underwriters, broker-dealers, agents and their affiliates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business, including commercial banking transactions and services.

There can be no assurance that we will ever offer to sell or, if offered, sell all or any of the securities covered by this prospectus.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of Catalent, Inc. appearing in Catalent, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2022, and the effectiveness of Catalent, Inc.’s internal control over financial reporting as of June 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.catalent.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC will automatically update and supersede related previously filed information. This prospectus incorporates by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than documents and information furnished to and not filed with the SEC in accordance with SEC rules, unless expressly stated otherwise therein) and prior to the termination of the offering under this prospectus:

•	our 2022 Form 10-K;

•	the information specifically incorporated by reference into our 2022 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 16, 2022.

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on July  5, 2022, August  29, 2022 and September  19, 2022, as amended on Form 8-K/A on September 23, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on July 31, 2014, including all amendments and reports filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent prospectus supplement to this prospectus or in any document subsequently filed with the SEC which is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC. See “Where You Can Find More Information.” We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attn: Corporate Secretary

Tel.: (732) 537-6200

Email: CorpSec@catalent.com

Catalent, Inc.

Common Stock

Preferred Stock

Debt Securities

PROSPECTUS

September 28, 2022

Prospectus

Catalent, Inc.

Common Stock

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 4,330,462 shares of our common stock, par value $0.01 per share, that were issued to the selling stockholders on the conversion of certain shares of our preferred stock, par value $0.01, originally issued in May 2019 in connection with a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). See “Selling Stockholders” for information regarding the selling stockholders. Subject to the transfer restrictions applicable to the common stock held by the selling stockholders, the selling stockholders may offer and sell shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The selling stockholders may sell all or a portion of the shares of our common stock through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions, concessions or fees from the selling stockholders, the purchasers of the shares of our common stock, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares of our common stock may be sold. To the extent required, the names of any underwriter, broker-dealer or agent, the specific terms of the plan of distribution, any option to purchase additional securities and any applicable discount, commission, concession or fee will be set forth in a prospectus supplement to this prospectus. We will not receive any of the proceeds from the selling stockholders’ sale of shares of our common stock. We have agreed to bear the expenses (other than underwriting discounts, selling commissions or concessions or agency fees) in connection with the registration of the offer and sale of the common stock that the selling stockholders are offering under this prospectus.

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any document we incorporate by reference, before you invest in any common stock the selling stockholders may offer hereby.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CTLT.”

Investing in our common stock involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement before investing in our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 28, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration process. Under this process, the selling stockholders or their pledgees, donees, transferees or other successors-in-interest may, from time to time, offer or sell shares of our common stock in one or more offerings or resales.

This prospectus provides you with a general description of the shares of the common stock that the selling stockholders may offer, sell or otherwise dispose of. When the selling stockholders sell shares of our common stock using this prospectus, we will, to the extent required, provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. Any prospectus supplement and any free writing prospectus will contain more specific information about that offering. Any prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information that is incorporated or deemed to be incorporated by reference in this prospectus before making an investment in our common stock. See “Information Incorporated by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed to be incorporated by reference in this prospectus, can be read on the SEC website mentioned under the heading “Where You Can Find More Information.”

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information that is not contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or free writing prospectus, you must not rely on that information. No selling stockholder is making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Except where the context requires otherwise, references in this prospectus to “Catalent,” the “Company,” “we,” “us,” and “our” refer to Catalent, Inc., together with its consolidated subsidiaries. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2022,” which refers to our fiscal year ended June 30, 2022. We refer in this prospectus to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 as our “2022 Form 10-K.”

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement (including the information incorporated or deemed to be incorporated by reference herein and therein) and any free writing prospectus that we may provide to you in connection with an offering of our common stock contain forward-looking statements that reflect our current views with respect to, among other things, the markets in which we operate and our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “forward,” “sustain” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the heading “Risk Factors” in our 2022 Form 10-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included, incorporated by reference or deemed to be incorporated by reference in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

We have United States (“U.S.”) or foreign registrations for the following marks, among others: Bettera®, Catalent®, Clinicopia®, CosmoPod®, Easyburst®, FastChain®, FlexDirect®, Follow the Molecule®, Galacorin®, GPEx®, GPEx® Boost, GPEx® Lightning, Graphicaps®, Liqui-Gels®, Manufacturing Miracles®, Micron Technologies®, OmegaZero®, OneBio®, OneXpres Solution®, OptiDose®, OptiForm®, OptiGel®, OptiGel® Bio, OptiGel® DR, OptiMelt®, OptiShell®, PEEL-ID®, Pharmatek®, RP Scherer®, Savorgel®, Scherer®, SMARTag®, Softdrop®, Staby®, StabyExpress®, SupplyFlex®, Vegicaps®, Zydis®, and Zydis Ultra®. This Annual Report also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. We use certain other trademarks and service marks, including, FlexDose™, Catalent Xpress Pharmaceutics™, OptiPact™, StartScore™ and Uptempo Virtuoso™ and on an unregistered basis in the U.S. and abroad.

Solely for convenience, the trademarks, service marks and trade names identified in or incorporated by reference in this prospectus may appear without the ®, SM and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, and trade names.

OUR COMPANY

We are the global leader in enabling biopharma, cell, gene, and consumer health partners to optimize development, launch, and supply of better patient treatments across multiple modalities. With over 88 years serving the industry, our extensive capabilities, growth-enabling capacity, and deep expertise in product development, regulatory compliance, and clinical trial and commercial supply, can help our customers take products to market faster, including more than half of new drug products approved by the U.S. Food and Drug Administration in the last decade. We employ more than 18,000 people at more than 50 facilities across four continents, and in fiscal 2022 generated $4.8 billion in annual revenue.

For a description of our business, financial condition, results of operations, and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Catalent, Inc. is a Delaware corporation. Our principal executive offices are located at 14 Schoolhouse Road, Somerset, New Jersey 08873, and our telephone number is (732) 537-6200. We maintain a website at www.catalent.com. The information contained on or accessible through our website neither constitutes part of this prospectus nor is incorporated by reference in this prospectus.

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RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks and uncertainties discussed in our 2022 Form 10-K, which is incorporated by reference in this prospectus, under the caption “Risk Factors,” as well as other risks and uncertainties discussed under this caption or any similar caption in the other documents that we file with the SEC on or after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

2

USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

3

SELLING STOCKHOLDERS

In May 2019, we filed with the Secretary of State of the State of Delaware a certificate of designation of preferences, rights and limitations, which designated 1,000,000 shares of our preferred stock as our Series A Convertible Preferred Stock, par value $0.01 (the “Series A Preferred Stock”) and established the preferences, rights, and limitations of the Series A Preferred Stock, and then issued 650,000 shares of our Series A Preferred Stock. In November 2020 and November 2021, the holders of the Series A Preferred Stock converted all outstanding shares of Series A Preferred Stock, resulting in the issuance of 13,209,834 shares of our common stock. Following the conversions, no share of the Series A Preferred Stock remained outstanding, and we re-assigned all of the authorized shares of Series A Preferred Stock as undesignated shares of preferred stock. Additionally, in May 2019, in connection with the issuance of the Series A Preferred Stock, we entered into a stockholders’ agreement (the “Stockholders’ Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with certain funds affiliated with Leonard Green & Partners, L.P. (the “Leonard Green Investors”), granting certain rights in respect of the common stock issued upon conversion of our Series A Preferred Stock. For further information regarding material relationships and transactions between us and the Leonard Green Investors, see “Certain Relationships and Related Party Transactions.”

This prospectus relates to the offer and sale from time to time by the Leonard Green Investors of up to 4,330,462 shares of our common stock, par value $0.01 per share, that were issued upon conversion of the shares of our Series A Preferred Stock.

All of the shares of common stock issued upon the conversion of the Series A Preferred Stock being offered under this prospectus may be sold by the Leonard Green Investors named below. However, the registration of these securities does not necessarily mean the Leonard Green Investors will offer or sell any of their securities under this prospectus or otherwise. As of the date of the original filing of the registration statement of which this prospectus forms a part, we do not know when or in what amounts the Leonard Green Investors may offer the securities for sale. The Leonard Green Investors might not sell any or all of the securities covered by this prospectus. Because the Leonard Green Investors may offer all or some of the securities covered by this prospectus, and because, to our knowledge, no sale of any of the securities is currently subject to any agreement, arrangement or understanding, we cannot estimate the number of securities that will be held by the Leonard Green Investors after completion of any such offering. The information set forth below is based on information provided by or on behalf of the Leonard Green Investors prior to the date hereof. Information about the Leonard Green Investors may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

	Common Stock
Name of Selling Stockholder	Number of Shares Owned and Offered Hereby	Number of Shares Owned After Completion of the Offering(1)	Percent of Shares Owned After the Offering
LGP Parties(2)
Green Equity Investors VII, L.P.	1,934,955	—	—
Green Equity Investors Side VII, L.P.	2,286,407	—	—
LGP Associates VII-A LLC	10,944	—	—
LGP Associates VII-B LLC	98,156	—	—

Total	4,330,462	—

(1)	Assumes that each selling stockholder will sell all shares of our common stock offered by it pursuant to this prospectus.
(2)

LGP, a Delaware limited partnership, and its individual controlling affiliates, including Peter Zippelius who is a director of the Company, may be deemed to control all shares of common stock owned by the selling stockholders. LGP and such affiliates (including Mr. Zippelius) each disclaim beneficial ownership of the shares of common stock held by the selling stockholders, except to the extent of their respective pecuniary interest, if any, therein.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the issuance of the Series A Preferred Stock, we and the selling stockholders entered into the Stockholders’ Agreement and the Registration Rights Agreement. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement with the Leonard Green Investors, for so long as the shares of common stock issued upon conversion of Series A Preferred Stock have an aggregate value of at least $250 million, the holders of those shares (the “Relevant Holders”) have the right to designate one nominee for election to our board of directors and certain customary access and information rights. Since 2019, the Leonard Green Investors have nominated Mr. Peter Zippelius as their designated director, and he has served on our board of directors since 2019. As of September 6, 2022 (the record date of our 2022 annual meeting of shareholders), the Leonard Green Investors continued to hold shares of common stock converted from the Series A Preferred Stock having an aggregate value in excess of $250 million.

For so long as the Relevant Holders are entitled to designate a nominee to our board of directors, such Relevant Holders are generally required to vote in the manner recommended by our board of directors in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the date on which they are no longer entitled to designate a nominee to our board of directors.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the Leonard Green Investors, we must provide certain customary registration rights with respect to the shares of common stock issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our fourth amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our bylaws, both of which are filed as exhibits to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

As of August 25, 2022, there were approximately 180 million shares of our common stock and no share of our preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of shares of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to any further call or assessment by us. There is no redemption or sinking fund provision applicable to the common stock. All issued shares of our common stock are fully paid and non-assessable. The rights, powers, preferences, and privileges of holders of shares of our common stock may be affected by any holders of any series of our preferred stock or other series or class of stock we may authorize and issue in the future.

Preferred Stock

In General

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including, without limitation, convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the powers, including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions, of that series, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

6

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series A Preferred Stock

In May 2019, we filed with the Secretary of State of the State of Delaware a certificate of designation of preferences, rights and limitations, which designated 1,000,000 shares of our Series A Preferred Stock and established the preferences, rights, and limitations of the Series A Preferred Stock, and then issued 650,000 shares of our Series A Preferred Stock. In November 2020 and November 2021, the holders of the Series A Preferred Stock converted all outstanding shares of Series A Preferred Stock, resulting in the issuance of 13,209,834 shares of our common stock. Following the conversions, no share of the Series A Preferred Stock remained outstanding, and we re-assigned all of the authorized shares of Series A Preferred Stock as undesignated shares of preferred stock.

Additionally, in May 2019, in connection with the issuance of the Series A Preferred Stock, we entered into a Stockholders’ Agreement and Registration Rights Agreement with the Leonard Green Investors, granting certain rights in respect of the common stock issued upon conversion of Series A Preferred Stock. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the registration statement of which this prospectus is a part.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, for so long as the shares of common stock issued upon conversion of Series A Preferred Stock have an aggregate value of at least $250 million, the Relevant Holders have the right to designate one nominee for election to our board of directors and certain customary access and information rights. Since 2019, the Leonard Green Investors have nominated Mr. Peter Zippelius as its designated director, and he has served as a director on our board of directors since 2019. As of September 6, 2022 (the record date of our 2022 annual meeting of shareholders), the Leonard Green Investors continued to hold shares of common stock converted from the Series A Preferred Stock having an aggregate value in excess of $250 million.

For so long as the Relevant Holders are entitled to designate a nominee to our board of directors, such Relevant Holders are generally required to vote in the manner recommended by our board of directors in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

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The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the date on which they are no longer entitled to designate a nominee to our board of directors.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, we must provide certain customary registration rights with respect to the shares of common stock issued upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of all assets minus the fair value of all liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, including in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factor our board of directors may consider relevant.

We have no current plan to pay a dividend on our common stock. Because we are a holding company with no revenue-generating capability, we will only be able to pay any dividend with funds we receive from our subsidiaries. Our ability to receive capital from our subsidiaries to pay dividends is currently limited by covenants in the agreements governing our existing indebtedness and may be further limited by the agreement governing any additional indebtedness we may incur.

Annual Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation, Our Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, our bylaws and the DGCL contain provisions, summarized in the following paragraphs, that may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other mechanism that a stockholder might consider in its best interest, including those mechanisms that might result in a premium over the prevailing market price for the outstanding shares of our stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the

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NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. We may issue additional shares in the future, including through future public offerings, for a variety of corporate purposes, including to facilitate acquisitions of new businesses or individual assets, build new or expand existing facilities, compensate our employees or repay indebtedness.

The terms of any series of preferred stock that our board of directors may issue may have the effect of discouraging, delaying or preventing a change of control of the Company or the removal of our management.

One of the effects of the existence of unissued and unreserved, but authorized, stock may be to enable our board of directors to issue shares to persons sympathetic to the goals of current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

Composition of Our Board of Directors; Size of Our Board of Directors

Our Certificate of Incorporation provides that our board of directors shall be elected at any annual or special meeting of stockholders to hold office for a term expiring at the next succeeding annual meeting of stockholders. The term of each director shall continue until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or, if earlier, such director’s death, resignation, retirement, disqualification or removal from office. Our Certificate of Incorporation and bylaws provide that, subject to any right of any holder of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this provision of our Certificate of Incorporation only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Our Certificate of Incorporation provides that, notwithstanding any other provision to the contrary, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote thereon that are not held by any “interested stockholder”, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the foregoing “business combinations” provisions.

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Under certain circumstances, these provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. These provisions may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in a company’s certificate of incorporation, directors serving on a non-classified board may be removed with or without cause, in each case by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors. Our Certificate of Incorporation provides that any or all directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed with or without cause upon the affirmative vote of a majority in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy on our board of directors (whether by death, resignation, retirement, disqualification, disability, removal or other cause) will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

Further, in the event of the death, resignation, retirement, disqualification, disability or removal of a director designated by the holders of shares of common stock issued upon conversion of Series A Preferred Stock, as summarized in “—Preferred Stock—Stockholders’ Agreement,” the holders of the issued and outstanding shares of common stock issued upon conversion of Series A Preferred Stock may designate a replacement designee to fill the resulting vacancy. Other than for cause, a director designated by the holders of shares of our common stock issued upon conversion of Series A Preferred Stock may not be removed by our board of directors or holders of our common stock without the prior written consent of the holders of the issued and outstanding shares common stock issued upon conversion of Series A Preferred Stock voting separately as a class.

No Cumulative Voting

Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, in uncontested elections, a majority of the voting power of our stock will be able to elect all of our directors as to which our common stockholders are entitled to vote. In contested elections, our bylaws provide that the nominees, not exceeding the authorized number fixed by our board of directors, who receive the greatest number of votes will be elected.

Special Stockholder Meetings

Our bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called, for any purpose or purposes, only (1) by or at the direction of the board of directors or the chair of the board of directors, or (2) by the secretary upon written request to the secretary of one or more record holders of our shares of capital stock (or, if a record holder of our shares of capital stock holds such shares on behalf of one or more beneficial owners, such beneficial owner(s)) representing not less than forty percent (40%) of the voting power of the issued and outstanding shares of our capital stock. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

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Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be brought before a stockholders’ meeting, a stockholder will have to comply with these notice procedures and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices neither less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of such meeting, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

In addition to the director nomination provisions summarized above, our bylaws contain a “proxy access” provision that allows any stockholder or group of up to twenty stockholders owning, continuously for at least three years, shares representing at least 3% of our outstanding stock entitled to vote in the election of directors to nominate and include, in our proxy materials for an annual meeting of stockholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on our board of directors (subject to certain limitations set forth in our bylaws). Each of our board of directors (or a committee of our board of directors or any officer designated by our board of directors or a committee of the board of directors) (prior to each annual meeting of stockholders) and the chair of any annual meeting of stockholders shall have the power to determine whether a director nominee has been nominated by a stockholder in accordance with the requirements of the proxy access provision. A stockholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date we mailed our proxy materials for the prior year’s annual meeting of stockholders.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation.

Amending Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Certificate of Incorporation. Any amendment, alteration, change, addition or repeal of our bylaws by our stockholders requires the affirmative vote of a majority in voting power of all the then-outstanding shares of our stock entitled vote thereon, voting together as a single class.

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The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, (1) the federal courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and (2) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our bylaws, (iv) action relating to the interpretation, application, enforcement or validity of our Certificate of Incorporation or the bylaws or (v) action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our Company shall be deemed to have notice of and provided consent to the forum provisions in our Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL or other Delaware law. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by Delaware law. We also are expressly authorized to, and do, carry directors’ and officers’

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liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders (net of any increase in premium for directors’ and officers’ liability insurance resulting from a claim). In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CTLT.”

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of shares of our common stock. This summary is limited to Non-U.S. Holders (as defined below) that hold shares of our common stock as a “capital asset” for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. Accordingly, all prospective holders should consult their own tax advisors with respect to the U.S. federal, state, and local and non-U.S. tax consequences of the ownership and disposition of shares of our common stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income tax consequences of owning and disposing of shares of our common stock described herein. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of such tax consequences and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold shares of our common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of shares of our common stock that are applicable to them.

This summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, alternative minimum tax consequences, and the special tax accounting rules under Section 451(b) of the Code, other U.S. federal tax consequences, including, for example, estate or gift tax consequences, and state, local, or non-U.S. tax consequences. In addition, this summary does not consider any specific fact or circumstance that may apply to a holder and does not address any special tax rule that may apply to a particular holder, such as:

•

a holder that is a financial institution, insurance company, tax-exempt organization (including private foundation), pension plan, broker, dealer, or trader in stocks, securities, or currencies, former U.S. citizen or long-term resident, U.S. expatriate, “controlled foreign corporation” for U.S. federal income tax purposes, “passive foreign investment company” for U.S. federal income tax purposes, corporation that accumulates earnings to avoid U.S. federal income tax, partnership or other pass-through entity (or arrangement treated as a partnership for U.S. federal income tax purposes) or investor therein, real estate investment trust, or regulated investment company;

•	a holder that holds shares of our common stock as part of a conversion, constructive sale, wash sale, or other integrated transaction or a hedge, straddle, or synthetic security;

•	a holder that holds or receives shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	a holder that has a “functional currency” other than the U.S. dollar;

•	a holder that has elected mark-to-market tax accounting; or

•	a holder that at any time owns, directly, indirectly, or constructively, 5% or more of the outstanding shares of our common stock.

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Each holder should consult its own tax advisor regarding the U.S. federal, state, and local and non-U.S. tax consequences of owning and disposing of shares of our common stock.

Non-U.S. Holders

As used in this summary, the term “Non-U.S. Holder” means any beneficial owner of shares of our common stock, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions on Our Common Stock

In general, distributions with respect to shares of our common stock (other than certain pro rata distributions of our stock) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its shares of common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as gain from a disposition of shares of our common stock subject to the tax treatment described below in “—Sales or Other Dispositions of Our Common Stock.”

Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to us and/or the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements.

Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will be taxed on a net income basis at the regular rates applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an

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applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

Sales or Other Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed place of business maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•

the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held shares of our common stock.

Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests” for U.S. federal income tax purposes equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We currently do not treat the Company as, and do not anticipate that the Company will become in the future, a United States real property holding corporation. However, because the determination of whether the Company is a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If the Company were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect, and constructive, constituted 5% or less of the shares of our common stock outstanding at all times during the applicable period, provided that the class of shares held by such Non-U.S. Holder is treated as “regularly traded on an established securities market” (as defined in applicable U.S. Treasury regulations). However, no assurance can be provided that shares of our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if the Company is, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding.”

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Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to distributions on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of distributions on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty or agreement.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that such requirements may be avoided if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments to a “foreign financial institution” (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to payments of dividends, if any, on our common stock and, subject to the proposed U.S. Treasury regulations described in this paragraph, generally also would apply to payments of gross proceeds from the sale or other disposition of our common stock. The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

This summary is for general information only and is not tax advice. Each holder should consult its own tax advisor regarding the U.S. federal, state, and local and non-U.S. tax consequences of owning and disposing of shares of our common stock, including the impact of any actual or potential change in tax law.

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PLAN OF DISTRIBUTION

The securities offered hereby are being registered to permit the holders of the securities the ability to offer and sell the securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering by the selling stockholders of our common stock. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities. If the securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for any underwriting discounts, selling commissions or concessions or agency fees.

As used in this section, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus.

The selling stockholders may sell the securities covered by this prospectus from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between such holders and underwriters, broker-dealers or agents who may receive discounts, commissions, concessions or fees in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions, including directly to one or more purchasers;

•	through the creation or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the securities;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through agents; or

•	through a combination of any of the above or by any other legally available means.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders also may transfer, donate and pledge offered securities, in which case the donees, pledgees, transferees or other successors-in-interest may be deemed selling stockholders for purposes of this transaction.

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To the extent required, each time that selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriter, broker-dealer or agent and the amounts of securities underwritten or purchased by each of them;

•

any public offering price, the purchase price of the securities, and any underwriting discount, commission, fee, or other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer;

•	any delayed delivery arrangement;

•	any option under which any underwriter may purchase additional securities from the selling stockholders; and

•	any securities exchange or market on which the securities may be listed or traded.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters or commissions from the purchasers for whom they may act as agent. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent contained in an underwriting agreement that the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities), unless otherwise specified in the prospectus supplement. The selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

The selling stockholders may sell the securities covered by this prospectus to broker-dealers as principals. The selling stockholders may negotiate and pay discounts, commissions or concessions for their services. The broker-dealer may then resell such securities to the public either at varying prices to be determined by the broker-dealer or at a fixed offering price agreed to with the selling stockholders at the time of resale. Broker-dealers engaged by the selling stockholders may allow other dealers to participate in resales.

The selling stockholders may sell the securities covered by this prospectus through agents from time to time. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

The selling stockholders may sell the securities covered by this prospectus directly to purchasers. In this case, the selling stockholders may not engage underwriters, broker-dealers or agents in the offer and sale of such securities.

Any underwriter, broker-dealer (including selling stockholders who are registered broker-dealers) or agent that participates in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” as defined in the Securities Act. Any commission or fee paid or any discount or concession allowed to any such person, and any profit such person may receive on resale of the securities (including profits on the sale of securities by any selling stockholder deemed to be an “underwriter”), may be deemed to be underwriting discounts and commissions under the Securities Act. Any offering price and any underwriting discount or commission or agency fee and other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer may be changed from time to time.

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The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In connection with an offering, certain persons participating in the offering, including without limitation underwriters or agents, may purchase and sell securities in the open market. These transactions may include stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

Stabilizing transactions, which consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, may include making short sales, which involves the sale by the underwriters or agents of a greater number of securities than they are required to purchase, and purchasing securities on the open market to cover positions created by short sales. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities covered by this prospectus, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, if any, in the over-the-counter market or otherwise.

Our common stock is listed on the NYSE under the symbol “CTLT.”

Pursuant to the registration rights agreement between us and the selling stockholders, we have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. We and the selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Underwriters, broker-dealers, agents and their affiliates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business, including commercial banking transactions and services.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities. The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell, or dispose of the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

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LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of Catalent, Inc. appearing in Catalent, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2022, and the effectiveness of Catalent, Inc.’s internal control over financial reporting as of June 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.catalent.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC will automatically update and supersede related previously filed information. This prospectus incorporates by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than documents and information furnished to and not filed with the SEC in accordance with SEC rules, unless expressly stated otherwise therein) and prior to the termination of the offering under this prospectus:

•	our 2022 Form 10-K;

•	the information specifically incorporated by reference into our 2022 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 16, 2022.

•

our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on July 5, 2022, August 29, 2022 and September 19, 2022, as amended on Form 8-K/A on September 23, 2022; and

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•	the description of our common stock contained in our Registration Statement on Form 8-A filed on July 31, 2014, including all amendments and reports filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent prospectus supplement to this prospectus or in any document subsequently filed with the SEC which is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC. See “Where You Can Find More Information.” We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attn: Corporate Secretary

Tel.: (732) 537-6200

Email: CorpSec@catalent.com

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Catalent, Inc.

Common Stock

PROSPECTUS

September 28, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the registrant expected to be incurred in connection with the distribution of the securities being registered hereby (other than underwriting discounts and commissions).

Filing Fee—Securities and Exchange Commission	$30,599.29	*
Fees and Expenses of Counsel		**
Printing Expenses		**
Fees and Expenses of Accountants		**
Miscellaneous Expenses		**

Total	$30,599.29	**

*

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to the securities that may be offered by the registrant. $30,599.29 of filing fees relating to the securities that may be offered by the selling stockholders is paid herewith.

**

Estimated expenses are not presently known. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our fourth amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our fourth amended and restated certificate of incorporation or bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 16.	EXHIBITS.

See the attached Exhibit Index, which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(1)	The undersigned registrant hereby undertakes:

(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(E)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

3.1	Fourth Amended and Restated Certificate of Incorporation of Catalent, Inc., as filed with the Secretary of State of the State of Delaware on October 28, 2021 (incorporated by reference to Exhibit 3.1 to the Catalent, Inc.’s Current Report on Form 8-K filed on November 2, 2021).

3.2	Bylaws of Catalent, Inc., effective January 27, 2022 (incorporated by reference to Exhibit 3.2 to the Catalent, Inc.’s Current Report on Form 8-K filed on February 1, 2022).

4.1	Stockholders’ Agreement, dated as of May 17, 2019, by and among Catalent, Inc., Green Equity Investors VII, L.P., Green Equity Investors Side VII, L.P., LGP Associates VII-A LLC and LGP Associates VII-B LLC (incorporated by reference to Exhibit 10.1 to Catalent, Inc.’s Current Report on Form 8-K filed on May 22, 2019, File No. 001-36587).

4.2	Registration Rights Agreement, dated as of May 17, 2019, by and among Catalent, Inc., Green Equity Investors VII, L.P., Green Equity Investors Side VII, L.P., LGP Associates VII-A LLC and LGP Associates VII-B LLC (incorporated by reference to Exhibit 10.2 to Catalent, Inc.’s Current Report on Form 8-K filed on May 22, 2019, File No. 001-36587).

4.3*	Form of Certificate for Preferred Stock.

4.4	Form of Indenture.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Cooley LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature pages to this Registration Statement).

107	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on September 28, 2022.

CATALENT, INC.

By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Executive Vice President, Chief Administrative Officer, Interim General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Alessandro Maselli, Thomas Castellano, and Steven L. Fasman, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 28th day of September, 2022.

Signature	Title

/s/ Alessandro Maselli	President and Chief Executive Officer (Principal Executive Officer) and Director
Alessandro Maselli

/s/ John R. Chiminski John R. Chiminski	Executive Chair and Director

/s/ Madhavan Balachandran Madhavan Balachandran	Director

/s/ Michael J. Barber	Director
Michael J. Barber

/s/ J. Martin Carroll J. Martin Carroll	Director

/s/ Rolf Classon Rolf Classon	Director

Signature	Title

/s/ Rosemary A. Crane Rosemary A. Crane	Director

/s/ Karen Flynn	Director
Karen Flynn

/s/ John J. Greisch John J. Greisch	Director

/s/ Christa Kreuzburg Christa Kreuzburg	Director

/s/ Gregory T. Lucier Gregory T. Lucier	Director

/s/ Donald E. Morel, Jr. Donald E. Morel, Jr.	Director

/s/ Jack Stahl Jack Stahl	Director

/s/ Peter Zippelius Peter Zippelius	Director

/s/ Thomas Castellano Thomas Castellano	Senior Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Karen Santiago	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Karen Santiago